Exhibit 10.16

AMENDED AND RESTATED

SYSCO CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Sysco Corporation (“Sysco”) established the Sysco Corporation Supplemental Executive Retirement Plan (the “SERP”), originally effective July 3, 1988, to provide a select group of highly compensated management personnel within the meaning of Sections 201, 301 and 401 of ERISA (and therefore exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a “top hat” plan and eligible for the alternative method of compliance for reporting and disclosure which is available for such plans),  a supplement to their retirement pay so as to retain their loyalty and to offer them a further incentive to maintain and increase their standard of performance;

WHEREAS, Sysco adopted the Eleventh Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, effective June 29, 2013 (the “Eleventh Amendment and Restatement”), which includes the Third Amended and Restated Sysco Corporation MIP Retirement Program, attached as Appendix I thereto (the “Program”);

WHEREAS, pursuant to Section 10.1 of the Eleventh Amendment and Restatement, the Compensation Committee of the Board of Directors of Sysco (the “Compensation Committee”) may amend the Eleventh Amendment and Restatement (including the Program) by an instrument in writing;

WHEREAS, the Compensation Committee has determined that it is in the best interests of Sysco and its stockholders to amend and restate the Eleventh Amendment and Restatement, effective June 29, 2013, to provide that (i) a participant who is married on the participant’s Benefit Commencement Date (as defined herein) may elect the form of payment of the participant’s benefits under the plan, to be paid either as an annuity or a joint and survivor annuity, which forms of payment shall be actuarially equivalent annuities as required under Section 409A of the Internal Revenue Code, (ii) in the absence of an election, and provided that on the date that the first monthly annuity payment is made, a participant is married to the same spouse to whom the participant was married on the Benefit Commencement Date, benefits for the  married participant will be paid in the form of joint and survivor annuity, (iii) if the married participant as of the participant’s Benefit Commencement Date is no longer married on the date that the first monthly annuity payment is made to the participant under the plan or the married participant is married to a spouse other than the spouse to whom the participant was married on the participant’s Benefit Commencement Date, the benefit will be paid in the form of a single life annuity, (iv) benefits for participants who are not married on the Benefit Commencement Date will be paid in the form of a single life annuity, (v) the non-competition covenant shall be limited to the one (1) year period following a participant’s termination of employment and the period following the participant’s Benefit Commencement Date, (vi) reconcile certain inconsistencies and (vii) the word “Eleventh” shall be deleted from the title of the plan.

NOW, THEREFORE, Sysco hereby adopts this Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (including the Amended and Restated Sysco Corporation MIP Retirement Program, attached as Appendix I hereto) (the “Plan”), effective as of June 29, 2013, as follows:

ARTICLE I

DEFINITIONS

1.1        401(k) Plan.  “401(k) Plan” means the Sysco Corporation Employees’ 401(k) Plan, a defined contribution plan qualified under Section 401(a) of the Code, any U.S. tax-qualified defined contribution plan successor thereto and any other such plan sponsored by Sysco or a Subsidiary.

1.2        Active Participant.  “Active Participant” means a Participant in the employ of the Company who, as of June 29, 2013, is not a Frozen Participant.  If after June 29, 2013, an Active Participant either (i) ceases to be a participant in the Management Incentive Plan, or (ii) transfers to a Non-Participating Subsidiary, his status shall remain that of an Active Participant until Separation from Service.

1.3        Actuarial Equivalence or Actuarially Equivalent.  “Actuarial Equivalence” shall be determined on the basis of the mortality and interest rate assumptions used in computing annuity benefits under the Pension Plan.  If there is no Pension Plan in effect at the time any such determination is made, the actuarial assumptions to be used shall be selected by an actuarial firm chosen by the Administrative Committee.  Such actuarial firm shall select such actuarial assumptions as would be appropriate for the Pension Plan if the Pension Plan remained in existence with its last participant census.  “Actuarially Equivalent” means equality in value of the aggregate amounts expected to be received under different forms of payment based on the mortality and interest rate assumptions specified for purposes of Actuarial Equivalence.

1.4        Administrative Committee.  “Administrative Committee” means the committee administering this Plan (including the Program).

1.5        Affiliate.  “Affiliate” means any entity with respect to which Sysco beneficially owns, directly or indirectly, at least 50% of the total voting power of the interests of such entity and at least 50% of the total value of the interests of such entity.

1.6        Annuity.  “Annuity” means a monthly annuity for the life of the Participant with a ten (10) year certain period.  Except as provided in Section 4.4, a Participant’s Vested Accrued Benefit and Retirement Benefit are expressed in the form of an Annuity.

1.7        Beneficiary.  “Beneficiary” means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.

1.8        Benefit Commencement Date.  “Benefit Commencement Date” means the first date the Participant’s benefits are payable under Section 4.3, without regard to any delay under either Section 4.6 or 4.7.

1.9        Benefit Service.  “Benefit Service” shall have the meaning set forth in Section 4.1(d).

1.10       Board of Directors.  “Board of Directors” means the Board of Directors of Sysco.

1.11       Canada/Quebec Pension Plan Offset.  “Canada/Quebec Pension Plan Offset” shall have the meaning set forth in Section 4.1(j).

1.12       Change of Control.  “Change of Control” means the occurrence of one or more of the following events:

(a)                    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Act) of 20% or more of either (i) the then-outstanding shares of Sysco common stock (the “Outstanding Sysco Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of Sysco entitled to vote generally in the election of directors (the “Outstanding Sysco Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (1) any acquisition directly from Sysco, (2) any acquisition by Sysco, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sysco or any Affiliate, or (4) any acquisition by any corporation; pursuant to a transaction that complies with Sections (c)(i), (c)(ii) and (c)(iii), below;

(b)                    Individuals who, as of July 1, 2012, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to July 1, 2012 whose election, or nomination for election by Sysco’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c)                    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sysco or any of its Affiliates, a sale or other disposition of all or substantially all of the assets of Sysco, or the acquisition of assets or stock of another entity by Sysco or any of its Affiliates (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Sysco or all or substantially all of Sysco’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sysco or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d)                    Approval by the stockholders of Sysco of a complete liquidation or dissolution of Sysco.

1.13       Change of Control Period.  “Change of Control Period” shall have the meaning set forth in Section 7.3(d).

1.14       Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.15       Company.  “Company” means Sysco and any Subsidiary other than a Non-Participating Subsidiary.

1.16       Compensation Committee.  “Compensation Committee” means the Compensation Committee of the Board of Directors of Sysco.

1.17       Current Plan.  “Current Plan” shall have the meaning set forth in the Recitals.

1.18       Death Benefit Eligible Earnings. “Death Benefit Eligible Earnings” shall have the meaning set forth in Section 6.1(d).

1.19       Defined Benefit Offset.  “Defined Benefit Offset” shall have the meaning set forth in Section 4.1(g).

1.20       Defined Contribution Offset.  “Defined Contribution Offset” shall have the meaning set forth in Section 4.1(h).

1.21       Early Payment Criteria.  “Early Payment Criteria” shall have the meaning set forth in Section 4.1(l).

1.22       EDCP.  “EDCP” means the Sysco Corporation Executive Deferred Compensation Plan, as it may be amended from time to time, and any successor plan thereto.

1.23       Eligible Earnings.  “Eligible Earnings” shall have the meaning set forth in Section 4.1(a).

1.24       ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.25       Executive Officer.  “Executive Officer” means each of Sysco’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice Presidents, Senior Vice Presidents or any other officers designated as “officers” for purposes of Section 16 of the Securities Act.

1.26       Executive Retirement Plans.  “Executive Retirement Plans” means, collectively, this Plan, the Program, the Sysco Corporation Management Savings Plan, the Sysco Corporation Canadian Executive Capital

Accumulation Plan, the EDCP and such other non-qualified deferred compensation arrangements sponsored by Sysco or a Subsidiary as determined by the Compensation Committee.

1.27       For Cause Event. “For Cause Event” shall have the meaning set forth in Section 7.3.

1.28       Frozen Participant.  “Frozen Participant” means a Participant in the employ of Sysco or a Subsidiary on June 29, 2013, whose participation in the Plan is frozen prior to June 30, 2013, because on or before June 29, 2013, he either (i) ceased to be a participant in the Management Incentive Plan; or (ii) he transferred to a Non-Participating Subsidiary.  A Frozen Participant on June 29, 2013 shall not be treated as an Active Participant if he subsequently becomes a participant in the Management Incentive Plan or transfers to the Company after June 29, 2013.

1.29       High-Five Average Compensation as of June 28, 2008.  “High-Five Average Compensation as of June 28, 2008” shall have the meaning set forth in Section 4.1(c).

1.30       Joint and Survivor Annuity.  “Joint and Survivor Annuity” means a joint and two-thirds survivor monthly annuity with a ten (10) year certain period that is the Actuarial Equivalent of an Annuity.  This annuity is payable during the joint lives of the Participant and his spouse, and a monthly annuity shall continue for the life of the survivor in an amount equal to two-thirds of the monthly amount provided during their joint lives.  Notwithstanding the above, during the ten (10) year certain period,  there shall be no reduction in the amount of such payment regardless of the death of either or both the Participant and his spouse.

1.31       Minimum Vested Accrued Benefit.  “Minimum Vested Accrued Benefit” shall have the meaning set forth in Section 10.2.

1.32       Management Incentive Plan or MIP.  “Management Incentive Plan” or “MIP” means the Sysco Corporation 1995 Management Incentive Plan, the Sysco Corporation 2000 Management Incentive Plan, the Sysco Corporation 2005 Management Incentive Plan and the Sysco Corporation 2009 Management Incentive Plan, as each may be amended, and any successor plans.

1.33       MIP Participation. “MIP Participation” refers to an individual’s periods of participation in the MIP.  Non-continuous periods of MIP Participation (e.g., as a result of a termination and subsequent reemployment) shall be added together.  A Participant’s years of MIP Participation shall mean the number of full years of such eligible periods of participation determined on an elapsed time basis.

1.34       Non-Participating Subsidiary.  “Non-Participating Subsidiary” means a Subsidiary that has not adopted this Plan pursuant to Article IX.

1.35       Offset Amount.  “Offset Amount” shall have the meaning set forth in Section 4.1(f).

1.36       Participant.  “Participant” means an employee of a Company who is eligible for and is participating in this Plan, and any other current or former employee of Sysco and its Subsidiaries who is entitled to a benefit under this Plan.  Unless otherwise specified herein, references to a Participant or Participants shall include both Active Participants and Frozen Participants.

1.37       Pension Plan.  “Pension Plan” means the Sysco Corporation Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Code, as amended from time to time and any U.S. tax-qualified defined benefit pension plan successor thereto.

1.38       Plan.  “Plan” means this Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time.  Unless otherwise specified herein, references to “the Plan” or “this Plan” herein shall refer to the Supplemental Executive Retirement Plan only and not the Program.

1.39       Plan Year.  “Plan Year” means the period that coincides with the fiscal year of Sysco.  Sysco has a 52/53 week fiscal year beginning on the Sunday next following the Saturday closest to June 30th of each calendar year.

1.40       Program. “Program” means the Amended and Restated Sysco Corporation MIP Retirement Program the non-qualified deferred compensation plan that is set forth in Appendix I to this Plan, and which covers individuals who (i) do not satisfy the eligibility requirements for participation in this Plan, as set forth in Section 2.1; and (ii) satisfy the eligibility requirements set forth in Section 2.1 of the Program.

1.41       Protected Benefit and Protected Participant.  A “Protected Benefit,” as determined under Sections 4.2(a)(i)(B), 4.2(a)(ii)(B), 4.2(b)(i)(B), and 4.2(b)(ii)(B), is a benefit which is only applicable to a Protected Participant.  A “Protected Participant” is an individual who, as of July 3, 2005, was an Active Participant who was (a) at least age sixty (60) or (b) at least age fifty-five (55) and had at least ten (10) years of MIP Participation.

1.42       Retired Participant.  “Retired Participant” shall have the meaning set forth in Section 6.1(b).

1.43       Retirement.  “Retirement” means the Participant’s Separation from Service from Sysco or its Subsidiaries on or after June 29, 2013 for reason other than death, provided that at the time of such Separation from Service, the Participant is at least age fifty-five (55) and has a Vested Accrued Benefit.

1.44       Retirement Benefit.  “Retirement Benefit” means the benefit paid to a Participant at the time and in the amount set forth in Article IV as a result of a Participant’s Retirement or Vested Separation.

1.45       Section 409A.  “Section 409A” means Section 409A of the Code.  References herein to “Section 409A” shall also include any regulatory or other interpretive guidance promulgated by the Treasury Department, including the U.S. Treasury Regulations, or the U.S. Internal Revenue Service under Section 409A of the Code.

1.46       Securities Act.  “Securities Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.47       Separation from Service.  “Separation from Service” means a “separation from service” within the meaning of Section 409A. A Participant shall have experienced a “separation from service” for purposes of Section 409A as a result of a termination of employment if the level of bona fide services performed by the Participant for Sysco or a Subsidiary decreases to a level equal to twenty-five percent (25%) or less of the average level of service performed by the Participant for the immediately preceding thirty-six (36) month period, taking into account any periods of performance excluded under Section 409A.

1.48       Service Factor.  “Service Factor” shall have the meaning set forth in Section 4.1(e).

1.49       Social Security Offset.  “Social Security Offset” shall have the meaning set forth in Section 4.1(i).

1.50       Specified Employee.  “Specified Employee” means a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code.  By way of clarification, a “specified employee” means a “key employee” (as defined in Section 416(i) of the Code, disregarding Section 416(i)(5) of the Code) of the Company.  A Participant shall be treated as a key employee if he meets the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the twelve (12) month period ending on an Identification Date (as defined below).  If a Participant is a key employee as of an Identification Date, he shall be treated as a Specified Employee for the twelve (12) month period beginning on the first day of the fourth month following such Identification Date.  For purposes of any Specified Employee determination hereunder, the “Identification Date” shall mean December 31.  The Compensation Committee may in its discretion amend the Plan (including the Program) to change the Identification Date, provided that any change to the Plan’s (including the Program’s) Identification Date shall not take effect for at least twelve (12) months after the date of the Plan (including the Program) amendment authorizing such change.

1.51       Subsidiary.  “Subsidiary” means (a) any corporation which is a member of a “controlled group of corporations” which includes Sysco, as defined in Section 414(b) of the Code, (b) any trade or business under “common control” with Sysco, as defined in Section 414(c) of the Code, (c) any organization which is a member of an “affiliated service group” which includes Sysco, as defined in Section 414(m) of the Code, (d) any other entity required to be aggregated with Sysco pursuant to Section 414(o) of the Code, and (e) any other organization or employment location designated as a “Subsidiary” by resolution of the Board of Directors.

1.52       Sysco.  “Sysco” means Sysco Corporation, the sponsor of this Plan (including the Program).

1.53       Ten-Year Final Average Compensation.  “Ten-Year Final Average Compensation” shall have the meaning set forth in Section 4.1(b).

1.54       Total Payments.  “Total Payments” means all payments or benefits received or to be received by a Participant in connection with a “change of control” (within the meaning of Section 280G of the Code) of Sysco under the terms of the Executive Retirement Plans or any other non-qualified deferred compensation arrangement sponsored by Sysco or a Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary), and in connection with a change of control of Sysco under the terms of any stock incentive plan, mid-term or long-term cash incentive plan, or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change of control or any person affiliated with the Company or who as a result of the completion of transactions causing a change of control become affiliated with the Company within the meaning of Section 1504 of the Code, taken collectively.

1.55       Trust.  “Trust” shall mean the trust established pursuant to the Trust Agreement.

1.56       Trust Agreement. “Trust Agreement” shall mean the Third Amended and Restated Grantor Trust under the Sysco Corporation Supplemental Executive Retirement Plan, as may be further amended and/or restated from time to time.

1.57       Trustee. “Trustee” shall mean the trustee as defined in the Trust Agreement.

1.58       Vested Accrued Benefit.  “Vested Accrued Benefit” shall mean the benefit calculated pursuant to Sections 4.2(a) and 4.2(b), as applicable.

1.59       Vested Percentage.  “Vested Percentage” shall have the meaning set forth in Article III.

1.60       Vested Separated Participant.  “Vested Separated Participant” shall have the meaning set forth in Section 6.1(a).

1.61       Vested Separation.  “Vested Separation” means the Participant’s Separation from Service from Sysco or its Subsidiaries on or after June 29, 2013, other than upon Retirement or death on or after June 29, 2013, if, at the time of the Separation from Service, the Participant has a Vested Accrued Benefit.

1.62       Vesting Service.  “Vesting Service” means service with Sysco and its Subsidiaries for which the Participant or Frozen Participant is awarded “credited service” under the Pension Plan for vesting purposes or would have been awarded credited service under the Pension Plan for vesting purposes if the Participant were covered under the Pension Plan; provided however, any service before the later of the first date of hire by the Company or the date of acquisition by Sysco or a Subsidiary for which the Participant then worked shall not be included in calculating the Participant’s Vesting Service.

ARCTICLE ii

ELIGIBILITY & continued participation

2.1        Eligibility.  Only those Company employees who are Participants (including Frozen Participants) in the Plan as of June 29, 2013, shall be eligible to participate in the Plan.  For purposes of clarification, this Section 2.1 is not applicable to the Program, which has unique eligibility requirements as set forth in Section 2.1 of the Program.

2.2        Benefits upon Re-Employment.  If a Retired or Vested Separated Participant is subsequently re-employed by Sysco or an Affiliate, the re-employed Participant’s status shall remain that of a Retired or Vested Separated Participant for all purposes under this Plan and distributions to such Participant shall commence as provided under Section 4.3 without regard to his re-employment or, in the case of a Retired or Vested Separated Participant who is receiving distributions from this Plan as of his re-employment date, such payments shall continue unchanged during his period of re-employment.

ARTICLE iii

VESTING

Subject to Section 7.5, all Active Participants and Frozen Participants on June 29, 2013 shall have a Vested Percentage of 100%.  If a Participant’s Vested Percentage is reduced by reason of Section 7.5 (as a result of a Change of Control), no additional vesting credit shall be awarded to such Participant under this Plan.

ARTICLE IV

VESTED ACCRUED BENEFIT & RETIREMENT BENEFIT

4.1            Definitions.  The following definitions are used in this Article IV:

(a)                    Eligible Earnings. “Eligible Earnings” means, for a given Plan Year ending before June 30, 2013, the sum of the Participant’s (i) salary, including salary deferred under the EDCP, and (ii) to the extent described in the table below: (A) all or a portion of the bonus payable to the Participant under the MIP, any amounts payable to the Participant as a substitute for or in lieu of such MIP bonus for a Plan Year (but excluding any amounts paid as a substitute for or in lieu of such MIP bonus pursuant to a severance agreement or other arrangement providing for post-termination benefits, unless otherwise determined by the Administrative Committee) (“MIP Bonus”) and (B) the bonus earned under the Sysco Corporation 2006 Supplemental Performance Based Bonus Plan (“Supplemental Performance Bonus”), even if the amounts described above were earned before the individual became a Participant.

Plan Year (PY)	Treatment of Bonuses for Purposes of Eligible Earnings
	MIP Bonus (including any MIP Bonus deferred under the EDCP)		Supplemental Performance Bonus
	Benefits other than Protected Benefits	Protected Benefits
2009 PY through 2013 PY	Included, except for MIP Additional Bonuses, but capped at 150% of base salary rate as of the last day of the Plan Year	Included, except for MIP Additional Bonuses, but capped at 150% of base salary rate as of the last day of the Plan Year	Excluded
2008 PY	Included, except for MIP Additional Shares and MIP Additional Bonuses	Included, except for MIP Additional Bonuses	Excluded
2007 PY	Included, except for MIP Additional Shares	Included in full	Included, except for calculation of Protected Benefit
2006 PY	Included, except for MIP Additional Shares and MIP Additional Cash Bonuses	Included in full	Excluded
2005 PY and prior PYs	Included in full	Included in full	Excluded

NOTE:  The terms “MIP Additional Bonus”, “MIP Additional Shares” and “MIP Additional Cash Bonus” shall have the meanings given to them in the MIP.

No bonus other than those specified in the above table is included in Eligible Earnings.

Eligible Earnings shall not include a Participant’s compensation from a company before the date such company was acquired by Sysco or a Subsidiary.  Eligible Earnings for Plan Years commencing after June 29, 2013, shall not be used in calculating, or taken into account in determining, Participants’ accrued benefits under the Plan.

Solely for purposes of determining the salary component of Eligible Earnings used in the determination of
Ten-Year Final Average Compensation defined in (b) below, “salary” shall mean the annual rate of the Participant’s base salary as of his last day of employment during the applicable Plan Year.

(b)                    Ten-Year Final Average Compensation.  Except as provided in Section 5.1(c), “Ten-Year Final Average Compensation” means the monthly average of the Participant’s Eligible Earnings for the ten (10) Plan Years (excluding those Plan Years in which the Participant does not have any Eligible Earnings) ending on June 29, 2013.  If the Participant does not have ten (10) Plan Years of Eligible Earnings, the Participant’s Ten-Year Final Average Compensation shall be based on the monthly average of Eligible Earnings for the available Plan Years ending on June 29, 2013.  The Plan Year in which the Participant was originally hired shall be disregarded if he was hired after the first business day of such Plan Year.

(c)                    High-Five Average Compensation as of June 28, 2008.  Except as provided in Section 5.1(d), “High-Five Average Compensation as of June 28, 2008” means the monthly average of the Participant’s Eligible Earnings for the five (5) full Plan Years (which need not be successive) that yield the highest monthly average of Eligible Earnings out of the ten (10) full Plan Years ending June 28, 2008.  If the Participant does not have five (5) full Plan Years of Eligible Earnings, the Participant’s High-Five Average Compensation as of June 28, 2008 shall be based on the monthly average of Eligible Earnings for the available full Plan Years ending June 28, 2008.

(d)                    Benefit Service.  Except as provided in Section 5.1(b), “Benefit Service” means service with Sysco and its Subsidiaries through (i) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i), and (ii) June 29, 2013, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii), for which the Participant is awarded “credited service” under the Pension Plan for vesting purposes or would have been awarded “credited service” under the Pension Plan for vesting purposes if the Participant was covered under the Pension Plan; provided, however, the Compensation Committee may, in its sole discretion, award a Participant additional Benefit Service.

(e)                    Service Factor.  “Service Factor” means a fraction equal to the Participant’s full years of Benefit Service as determined under Section 4.1(d) (not to exceed twenty (20) years) divided by twenty (20).

(f)                    Offset Amount.  “Offset Amount” means the sum of a Participant’s Defined Benefit Offset, Defined Contribution Offset, Social Security Offset and the Canada/Quebec Pension Plan Offset.

(g)                    Defined Benefit Offset.  “Defined Benefit Offset” refers to the offset of the Participant’s vested accrued benefit under the Pension Plan, and each other U.S. tax-qualified defined benefit plan, or Canadian registered pension plan sponsored by Sysco or a Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary), each determined as of (i) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i) or, in the case of a Frozen Participant, as provided under Section 5.1(f), and (ii) December 31, 2012, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii) or, in the case of a Frozen Participant, as provided under Section 5.1(f), and further determined as follows:

(i)                                Such a vested accrued benefit shall only reflect the benefit derived from employer contributions.

(ii)                               Each such vested accrued benefit will be adjusted in accordance with provisions of the applicable plan to reflect an assumed benefit commencement date of the later of (A) the Benefit Commencement Date or (B) the date a retirement benefit is first payable to the Participant under the applicable plan without regard to the actual election made by the Participant under such plan.  The resulting amount shall be converted to an Actuarially Equivalent Annuity as of the assumed benefit commencement date.

(iii)                             Such benefits shall include prior distributions (subject to the limitation in item (i) and including but not limited to an in-service withdrawal or a qualified domestic relations order distribution), increased with interest.  If the prior distribution was a lump-sum payment, interest will be credited from the date of the lump-sum payment.  If the prior distribution consists or consisted of periodic payments, the Actuarially Equivalent single-sum value of the stream of payments will be determined as of the date of the first periodic payment and increased with interest from such date.  Interest on the lump-sum payment or single-sum value of periodic payments will be credited to the assumed benefit commencement date described in (ii) above using the interest rate used for determining Actuarial Equivalence.  The resulting amount will be converted to an Actuarial Equivalent Annuity as described in (ii) above.

(h)                    Defined Contribution Offset.  “Defined Contribution Offset” refers to the offset of an Annuity that could be provided by the Participant’s vested account balance under the 401(k) Plan, and each other U.S. tax-qualified defined contribution plan or each Canadian tax-registered capital accumulation plan, sponsored by Sysco or a Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary),  determined as follows:

(i)                                Such account balance shall only reflect the vested balance derived from employer contributions, excluding the balance attributable to 401(k) Plan salary deferrals.

(ii)                               Such account balance shall be determined as (1) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i) or, in the case of a Frozen Participant, as provided under Section 5.1(f), and (ii) December 31, 2012, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii) or, in the case of a Frozen Participant, as provided under Section 5.1(f).  This balance will be increased with interest to the Benefit Commencement Date, using the interest rate used for determining Actuarial Equivalence and shall be converted to an Actuarially Equivalent Annuity as of the Benefit Commencement Date.

(iii)                             Such balances shall include prior distributions (subject to the limitation in item (i) and including but not limited to an in-service withdrawal or a qualified domestic relations order distribution), increased with interest.  Interest will be credited from the date of the lump-sum payment to the Benefit

Commencement Date, using the interest rate used for determining Actuarial Equivalence.  The resulting balance shall be converted to an Actuarially Equivalent Annuity as of the Benefit Commencement Date.

(i)                    Social Security Offset.  “Social Security Offset” means the Participant’s monthly old-age benefit under the Federal Social Security Act or any similar federal act in effect (i) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i) or, in the case of a Frozen Participant whose participation was frozen before June 28, 2008, as of the Frozen Participant’s Retirement or Vested Separation as provided under Section 5.1(f), and (ii) June 29, 2013, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii) or, in the case of a Frozen Participant, as of the Frozen Participant’s Retirement or Vested Separation as provided under Section 5.1(f), and payable as of the later of age sixty-two (62) or the Benefit Commencement Date (the “Social Security Benefit”), and without regard to whether such Social Security Benefit is actually delayed, superseded, or forfeited because of failure to apply or for any other reason.  The amount of the Social Security Benefit shall be determined based upon the pay and employment data that may be furnished by the Company and/or the Participant concerned and it shall be assumed that the Participant has no compensation after (1) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i) or, in the case of a Frozen Participant whose participation was frozen before June 28, 2008, the Frozen Participant’s Retirement or Vested Separation, subject to Section 5.1(f), and (2) June 29, 2013, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii) or, in the case of a Frozen Participant, the Frozen Participant’s Retirement or Vested Separation.  Any pay for periods prior to the earliest data furnished shall be estimated by applying a salary scale discount, and the discount applied for this purpose shall be the actual change in average wages from year to year as determined by the Social Security Administration.

(j)                    Canada/Quebec Pension Plan Offset.  “Canada/Quebec Pension Plan Offset” means the Participant’s monthly retirement benefit payable under the Canada Pension Plan or Quebec Pension Plan, as applicable, as in effect (i) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i) or, in the case of a Frozen Participant whose participation was frozen before June 28, 2008, as of the Frozen Participant’s Retirement or Vested Separation as provided under Section 5.1(f), and (ii) June 29, 2013, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii) or, in the case of a Frozen Participant, as of the Frozen Participant’s Retirement or Vested Separation as provided under Section 5.1(f), and payable as of the later of age sixty (60) or the Benefit Commencement Date (the “Canada/Quebec Pension Benefit”), and without regard to whether such Canada/Quebec Pension Benefit is actually delayed, superseded, or forfeited because of failure to apply or for any other reason.  The amount of the Canada/Quebec Pension Benefit shall be determined based upon the pay and employment data that may be furnished by the Company and/or the Participant concerned and it shall be assumed that the Participant has no compensation or service for benefit accrual purposes under such plan after (1) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i) or, in the case of a Frozen Participant whose participation was frozen before June 28, 2008, the Frozen Participant’s Retirement or Vested Separation, subject to Section 5.1(f), and (2) June 29, 2013, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii) or, in the case of a Frozen Participant,  the Frozen Participant’s Retirement or Vested Separation.  Any pay for periods prior to the earliest data furnished shall be estimated by applying a salary scale discount, and the discount applied for this purpose shall be the actual change in average wages from year to year as determined for purposes of the Canada Pension Plan or the Quebec Pension Plan, as applicable.

(k)                    Participant who has paid into both the US Federal Social Security and either the Canada Pension Plan or the Quebec Pension Plan.  If a Participant has paid into both the US Federal Social Security and either the Canada Pension Plan or the Quebec Pension Plan, while an employee of Sysco or its Subsidiaries, the monthly Social Security Offset will be assumed to be zero and the monthly Canada/Quebec Pension Plan Offset will be determined to be a theoretical amount calculated under the Canada Pension Plan or Quebec Pension Plan, as applicable, as if the Participant had always been covered under and contributing to the Canada Pension Plan or Quebec Pension Plan.  For purposes of determining the monthly Canada/Quebec Pension Plan Offset, the amount of the benefit shall be determined based upon the pay and employment data that may be furnished by the Company and/or the Participant while a Canadian Participant.  Any pay for periods prior to the earliest data furnished shall be estimated by applying a salary scale discount, and the discount applied for this purpose shall be the actual change in average wages from year to year as determined for purposes of the Canada Pension Plan or the Quebec Pension Plan, as applicable.  Any pay for periods prior to (i) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i) or, in the case of a Frozen Participant whose participation was frozen before June 28, 2008, the Frozen Participant’s Retirement or Vested Separation as provided under Section 5.1(f), and (ii) June 29, 2013, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii) or, in the case of a Frozen Participant, the Frozen Participant’s Retirement or Vested Separation, but after the latest data furnished, shall be estimated by applying a salary scale factor, and the factor applied for this purpose shall be the actual change in average wages from year to year as determined for purposes of the Canada Pension Plan or the Quebec Pension Plan, as applicable.  It shall be assumed that the Participant has no compensation after (1) June 28, 2008, for purposes of Sections 4.2(a)(i) and 4.2(b)(i) or, in the case of a Frozen Participant whose participation was frozen before June 28, 2008, the Frozen Participant’s Retirement or Vested Separation, subject to Section 5.1(f), and (2) June 29, 2013, for purposes of Sections 4.2(a)(ii) and 4.2(b)(ii) or, in the case of a Frozen Participant,  the Frozen Participant’s Retirement or Vested Separation.  For purposes of the Temporary Supplement of Section 4.7, the Participant will be treated as a Canadian Participant, regardless of the Participant’s status at Retirement or Vested Separation.

(l)                    Early Payment Criteria.  “Early Payment Criteria” are as follows:

(i)                                Early Payment Criteria of a Protected Benefit:  If, as of his Retirement or Vested Separation, the Participant is at least age sixty (60), has at least 10 years of MIP Participation and has at least twenty (20) years of Vesting Service.

(ii)                               Early Payment Criteria of a Benefit other than a Protected Benefit:  If, as of his Retirement or Vested Separation, the Participant has either (1) satisfied the criteria in Section 4.1(l)(i) above or (2) is at least age fifty-five (55) and has at least fifteen (15) years of MIP Participation.

(m)                    Early Retirement Factor or ERF.  “Early Retirement Factor” or “ERF” means the percentage determined in accordance with this Section 4.1(m) using the Participant’s age, Vesting Service and MIP Participation determined as of the ERF Determination Date. The Early Retirement Factor shall be the greatest of the percentages determined under Section 4.1(m)(i) or Section 4.1(m)(ii), except the schedule under Section 4.1(m)(ii) shall not apply for purposes of determining an Early Retirement Factor applicable to a Protected Participant’s Protected Benefit.  The “ERF Determination Date” shall be the date of the applicable distribution event.

(i)                                If the Participant (A) is at least age sixty (60), has at least ten (10) years of MIP Participation and twenty (20) years of Vesting Service, his Early Retirement Factor under this Section 4.1(m)(i) shall be determined as follows:

Participant with at least ten (10) years of MIP Participation and 20 Years of Vesting Service whose age is	ERF
60 but less than 61	50%
61 but less than 62	60%
62 but less than 63	70%
63 but less than 64	80%
64 but less than 65	90%
65 or more	100%

(ii)                               If the Participant (i) is at least age fifty-five (55) and (ii) has at least fifteen (15) years of MIP Participation, his Early Retirement Factor under this Section 4.1(m)(ii) shall be determined as follows:

Sum of Participant’s full years of age plus full years of MIP Participation	ERF
70	50%
71	55%
72	60%
73	65%
74	70%
75	75%
76	80%
77	85%
78	90%
79	95%
80 or more	100%

(iii)                             If the Participant is (i) at least age sixty-two (62), (ii) has completed at least twenty-five (25) years of Vesting Service and (iii) has at least fifteen (15) years of MIP Participation, he shall have an Early Retirement Factor of 100%;

provided that, the Compensation Committee, in its sole discretion, may increase a Participant’s Early Retirement Factor to any percentage not to exceed 100%; provided further, subject to Section 7.5, a Participant’s Early Retirement Factor shall be 100% upon a Change of Control.

(n)                    Vested Percentage.  “Vested Percentage” means the Participant’s vested percentage, which shall be 100%.

4.2        Retirement Benefit.  If a Participant’s Separation from Service from Sysco or its Subsidiaries occurs prior to June 29, 2013, such Participant’s Retirement Benefit, if any, shall be determined under the Current

Plan.  Upon the Retirement or Vested Separation of an Active Participant or, subject to Article V, a Frozen Participant, such Participant’s Retirement Benefit shall be determined as provided in this Section 4.2, as follows:

(o)                    Participant Does Not Satisfy the Early Payment Criteria. If, as of the date of the Participant’s Retirement or Vested Separation, the Participant does not satisfy the Early Payment Criteria, the Participant’s Retirement Benefit under this Section 4.2(a) shall be the Participant’s Vested Accrued Benefit determined as follows:

(i)      Minimum Vested Accrued Benefit as of June 28, 2008.  An Active Participant as of June 28, 2008 shall have a Minimum Vested Accrued Benefit as of June 28, 2008, equal to:

(A)       In General.  The Participant’s {  High-Five Average Compensation as of June 28, 2008 × 50% × Service Factor × Vested Percentage } less Offset Amount; provided, however, the resulting monthly amount shall not exceed the Participant’s Vested Percentage × USD $199,486.

(B)       For a Protected Participant.  The greater of (i) the amount determined under Section 4.2(a)(i)(A) above or (ii) the Protected Minimum Vested Accrued Benefit equal to the Protected Participant’s { (High-Five Average Compensation as of June 28, 2008 × 50%) less Offset Amount } × Service Factor × Vested Percentage.

(ii)      Vested Accrued Benefit on or after June 29, 2013.  An Active Participant’s Vested Accrued Benefit on or after June 29, 2013 shall equal the greater of the Participant’s benefit, if any, under Section 4.2(a)(i) above, or:

(A)       In General.  The Participant’s { Ten-Year Final Average Compensation × 50% × Service Factor × Vested Percentage } less Offset Amount;  provided however, the resulting monthly amount shall not exceed the Participant’s Vested Percentage × USD $199,486.

(B)       For a Protected Participant.  The greater of (i) the amount determined under Section 4.2(a)(ii)(A) above or (ii) the Protected Benefit equal to the Protected Participant’s { (Ten-Year Final Average Compensation × 50% ) less Offset Amount } × Service Factor × Vested Percentage.

(p)                    Participant Satisfies the Early Payment Criteria. If, as of the date of the Participant’s Retirement or Vested Separation, the Participant satisfies the Early Payment Criteria, the Participant’s Retirement Benefit under this Section 4.2(b) shall be the Participant’s Vested Accrued Benefit determined as follows:

(i)      Minimum Early Retirement Benefit.  An Active Participant as of June 28, 2008 shall have a Minimum Vested Accrued Benefit, equal to:

(A)       In General.  The Participant’s {  High-Five Average Compensation as of June 28, 2008 × 50% × Service Factor × Vested Percentage × Early Retirement Factor } less Offset Amount; provided, however, the resulting monthly amount shall not exceed the Participant’s Vested Percentage × USD $199,486 × Early Retirement Factor.

(B)       For a Protected Participant.  The greater of (i) the amount determined under Section 4.2(b)(i)(A) above or (ii) the Protected Minimum Vested Accrued Benefit equal to the Protected Participant’s { (High-Five Average Compensation as of June 28, 2008 × 50%) less Offset Amount } × Service Factor × Vested Percentage × Early Retirement Factor.

                                    (ii)    Early Retirement Benefit on or after June 29, 2013.  An Active Participant’s Vested Accrued Benefit on or after June 29, 2013 shall equal the greater of the Participant’s benefit, if any, under Section 4.2(b)(i) above, or

                                                (A)       In General.  The Participant’s { Ten-Year Final Average Compensation × 50% × Service Factor × Vested Percentage × Early Retirement Factor} less Offset Amount;  provided however, the resulting monthly amount shall not exceed the Participant’s Vested Percentage × USD $199,486 × Early Retirement Factor.

                                                (B)       For a Protected Participant.  The greater of (i) the amount determined under Section 4.2(b)(ii)(A) above or (ii) the Protected Benefit equal to the Protected Participant’s { (Ten-Year Final Average Compensation × 50% ) less Offset Amount } × Service Factor × Vested Percentage × Early Retirement Factor.

4.3            Benefit Commencement Date.

(q)                    Normal Payment Criteria.  Unless a Participant satisfies the Early Payment Criteria under Section 4.1(l), payment of the Participant’s Retirement Benefit under Section 4.2(a) shall begin on the first day of the month coincident with or next following his sixty-fifth (65th) birthday or his actual Retirement or Vested Separation date, whichever is later, if he survives to the applicable date.

(r)                    Early Payment Criteria.  If a Participant Separates from Service before age sixty-five (65) and satisfies the Early Payment Criteria set forth in Section 4.1(l) above as of his Retirement or Vested Separation date, payment of the Participant’s Retirement Benefit under Section 4.2(b) shall begin on the first day of the month coincident with or next following the Participant’s Retirement date, if he survives to the applicable date.

4.4        Form of Payment.  At the time and in the form prescribed by the Administrative Committee, but, in any event, prior to the date the first monthly annuity payment is to be made to the Participant under this Plan, a married Participant may elect the form of payment of the Participant’s Retirement Benefit, to be paid either as an Annuity or a Joint and Survivor Annuity, which forms of payment shall be actuarially equivalent annuities in accordance with the requirements of Section 409A of the Code.  If the married Participant does not elect a form of payment in accordance with the procedures established by the Administrative Committee and as of the date that the first monthly annuity payment is made the Participant is married to the same spouse to whom the Participant was married on the Participant’s Benefit Commencement Date, the form of payment of the Participant’s Retirement Benefit will be a Joint and Survivor Annuity.  If the married Participant as of the Participant’s Benefit Commencement Date is no longer married on the date that the first monthly annuity payment is made to the Participant under this Plan or the married Participant is married to a spouse other than the spouse to whom the

Participant was married on the Participant’s Benefit Commencement Date, then the form of payment of the Participant’s Retirement Benefit will be an Annuity. If a Participant is not married as of the date of the Participant’s Benefit Commencement Date, the form of payment of the Participant’s Retirement Benefit will be an Annuity.   Any election made by a married Participant pursuant to this Section 4.4 may be changed pursuant to the rules and procedures prescribed by the Administrative Committee, provided that no such change can be made following the date that the first monthly annuity payment is made to the Participant under this Plan.

4.5        Temporary Supplement.  A U.S. Participant who retires before age sixty-two (62), meets the criteria of Section 4.1(l)(i) or 4.1(l)(ii), and who will receive a Retirement Benefit under Section 4.2(b), shall also receive a Temporary Supplement equal to such Participant’s monthly Social Security Offset as defined in Section 4.1(i).  A Canadian Participant who retires before age sixty (60), meets the criteria of Section 4.1(l)(i) or 4.1(l)(ii), and who will receive a Retirement Benefit under 4.2(b), shall also receive a Temporary Supplement equal to such Participant’s monthly Canada/Quebec Pension Plan Offset as defined in Section 4.1(j).  The Temporary Supplement will be paid to an eligible Participant through and including the earlier of (a) the month in which the Participant dies or (b) the month in which the U.S. Participant attains age sixty-two (62) or the Canadian Participant attains age sixty (60).

4.6        Administrative Delay.  Except as required under Section 4.7, payment of the Participant’s Retirement Benefit and, if applicable, Temporary Supplement shall begin on the Benefit Commencement Date set forth in Section 4.3 or the first day of the month as soon as administratively practicable thereafter but in no event later than the last day of the taxable year in which the Benefit Commencement Date occurs, or if later within seventy-five (75) days of the Benefit Commencement Date, unless an exception under Section 409A applies.  The aggregate amount of any delayed payments, without interest, shall be paid to the Participant on such delayed commencement date.

4.7        Delay of Payments under Section 409A of the Code .  Notwithstanding any provision of Sections 4.3 and 4.5 to the contrary, if the distribution of a Retirement Benefit under Section 4.3 (and, if applicable, a Temporary Supplement under Section 4.5) to a Participant who is a Specified Employee result from such Participant’s Retirement or Vested Separation, such distributions shall not commence earlier than the date that is six (6) months after the date of such Participant’s Retirement or Vested Separation if such earlier commencement would result in the imposition of tax under Section 409A.  If distributions to a Participant are so delayed, such distributions shall commence at the later of (a) the first day of the month coincident with or next following the date that is six (6) months after the Participant’s Retirement or Vested Separation date; or (b) the Participant’s Benefit Commencement Date.  If a Participant’s distributions are delayed by reason of clause (a), above, the aggregate amount of any such delayed payments, together with interest on such delayed payments (calculated using the interest rate used for determining Actuarial Equivalence), shall be paid to the Participant on such delayed commencement date.

ARTICLE V

frozen participation

5.1        In General.  This Section 5.1 provides special rules that apply to a Participant whose status as of June 29, 2013 is that of a Frozen Participant, whether participation was frozen on or before June 29, 2013.  In the case of  a Frozen Participant whose participation was frozen before June 28, 2008, such Frozen Participant’s Vested Accrued Benefit shall be determined using the benefit formula in effect under the Plan as of the date his participation was frozen.

(a)                    Vesting Service and Age Credit.  During the period of time during which his participation is frozen, a Frozen Participant shall continue to be awarded Vesting Service and age credit for satisfaction of the Early Payment Criteria under Section 4.1(l) and determination of the ERF under Section 4.1(m).

(b)                    Benefit Service.  A Frozen Participant’s service from and after the date his participation is so frozen shall not count as Benefit Service, except as provided under Section 5.2.

(c)                    Ten-Year Final Average Compensation.  If a Frozen Participant is eligible for the benefits under Section 4.2(a)(ii) or 4.2(b)(ii), Ten-Year Final Average Compensation shall be determined as of the date his participation was so frozen.

(d)                    High-Five Average Compensation as of June 28, 2008.  A Frozen Participant’s High-Five Average Compensation as of June 28, 2008 shall be determined as of the date his participation was frozen if such date was prior to June 28, 2008.

(e)                    MIP Participation.  Frozen Participation shall not count as MIP Participation, except during periods in which such Frozen Participant is a MIP participant or as provided under Section 5.2.

(f)                    Offset Amount.  If a Frozen Participant’s participation was frozen after June 28, 2008, such Frozen Participant’s Offset Amount used in the determination of such Frozen Participant’s benefits as of June 28, 2008 under Sections 4.2(a)(i) and 4.2(b)(i) shall be determined in the same manner as an Active Participant.  In all other cases, for purposes of determining the Offset Amount under the benefit formulas in Section 4.2, (i) the Defined Benefit Offset, Social Security Offset and Canada/Quebec Pension Plan Offset shall be determined as of the Frozen Participant’s date of Retirement or Vested Separation, and (ii) the account balance specified in the first sentence of Section 4.1(h)(ii) for the Defined Contribution Offset shall be the balance as of the last day of the month preceding the month of the Frozen Participant’s date of Retirement or Vested Separation, subject to the adjustments specified in Section 4.1(h).

5.2        Active Participant Previously Frozen.  If the participation of an Active Participant on June 29, 2013 was previously frozen for a period of time and he subsequently became eligible to participate in the Current Plan on or before June 29, 2013, he shall, for all purposes under the Plan, be treated as though his participation had never been frozen.

ARTICLE VI

DEATH BENEFIT

6.1            Definitions.  The following definitions are used in this Article VI:

(a)                    Vested Separated Participant.  “Vested Separated Participant” means a Participant who becomes entitled to a deferred Vested Accrued Benefit commencing under the payment criteria under Section 4.3(a) after June 29, 2013 and whose Benefit Commencement Date has not occurred.

(b)                    Retired Participant.  “Retired Participant” means a Participant (i) whose Benefit Commencement Date occurred after June 29, 2013 but who has not yet received his first benefit payment or (ii) who is receiving benefit payments, which began after June 29, 2013.

(c)                    Three-Year Final Average Compensation.  “Three-Year Final Average Compensation” means the annual average of the Participant’s Death Benefit Eligible Earnings for the three (3) Plan Years (excluding those Plan Years in which the Participant does not have any Eligible Earnings) ending on June 29, 2013.  Unless otherwise provided herein, the Plan Year in which the Participant was originally hired shall be disregarded if he was hired after the first business day of such Plan Year.  If the Participant does not have three (3) Plan Years of Death Benefit Eligible Earnings, the Participant’s Three-Year Final Average Compensation shall be based on the annual average of Death Benefit Eligible Earnings for the available Plan Years through June 29, 2013.  If all Plan Years have been excluded (i.e. there are no “available” Plan Years), Three-Year Final Average Compensation shall mean the Participant’s Death Benefit Eligible Earnings in the Plan Year in which he was originally hired.

(d)                    Death Benefit Eligible Earnings.  “Death Benefit Eligible Earnings” shall have the same meaning as “Eligible Earnings” (as defined in Section 4.1(a)); provided, however, the salary component of Eligible Earnings shall mean the annual rate of the Participant’s base salary as of his last day of employment during the applicable Plan Year, and the cap on the MIP Bonus shall not apply.

6.2        Death of an Active Participant.  If an Active Participant dies while in the employ of the Company, such Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Participant’s death, without regard to the Participant’s election, if any, pursuant to Section 4.4.  Such monthly annuity shall be Actuarially Equivalent to the greater of the Actuarially Equivalent single-sum value of (i) or (ii), where (i) is an annual payment equal to 25% of the Participant’s Three-Year Final Average Compensation payable for ten (10) years certain, and (ii) is (x) if the Participant is at least age 65 or satisfies the Early Payment Criteria under Section 4.1(l), the Retirement Benefit that would have been payable as an Annuity under Section 4.2(b) assuming the participant had retired on his date of death or (y) if the Participant does not satisfy the condition in (x), the hypothetical immediate Annuity equal to the deferred Annuity that would have been payable to the Participant under Section 4.2(a), assuming the Participant had retired on his date of death, reduced for the period by which the first payment of the death benefit precedes the first day of the month on or after date the Participant would have attained age sixty-five (65), by 5/9ths of one percent (1%) for each of the first one hundred twenty (120) calendar months and actuarially thereafter (using the assumptions for Actuarial Equivalence).

6.3        Death of Frozen Participant. If a Frozen Participant dies while in the employ of Sysco or a Subsidiary, such Frozen Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Frozen Participant’s death, without regard to the Participant’s election, if any, pursuant to Section 4.4.  Such monthly annuity shall be Actuarially Equivalent to the single sum value of the survivor’s benefit that would have been payable to the Participant’s spouse or other Beneficiary if the Participant had begun receiving a hypothetical Retirement Benefit on his date of death, determined as follows:

(a)                    If the Participant is at least age 65 or has satisfied the Early Payment Criteria under Section 4.1(l) on his date of death, the amount of such hypothetical retirement benefit shall equal the Participant’s Retirement Benefit determined under Section 4.2(b) as of his date of death, adjusted, as applicable, to take into account the form of such Participant’s Retirement Benefit under Section 4.4.

(b)                    If the Participant does not meet the requirements of Section 6.3(a), the amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit determined under Section 4.2(a) as of his date of death, reduced, for the period by which the first payment of the death benefit precedes the first day of the month on or after date the Participant would have attained age sixty-five (65), by 5/9ths of one percent (1%) for each of the first one hundred twenty (120) calendar months and actuarially thereafter (using the assumptions for Actuarial Equivalence), adjusted, as applicable, to take into account the form of such Participant’s Retirement Benefit under Section 4.4.

(c)                    For purposes of determining the amount of the survivor’s benefit under this Section 6.3, if a Participant’s Retirement Benefit would have been paid in the form of a Joint and Survivor Annuity, and the Participant designated a Beneficiary other than his spouse, his Beneficiary shall be substituted for the Participant’s “spouse” for purposes of the conversion to a Joint and Survivor Annuity.

6.4        Death of Vested Separated Participant. Upon the death of a Vested Separated Participant, such Participant’s Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Participant’s death.  Such monthly annuity shall be Actuarially Equivalent to the single-sum value of the survivor’s benefit that would have been payable to the Participant’s spouse or other Beneficiary if the Participant had begun receiving a hypothetical retirement benefit on his date of death. The amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit as determined under Section 4.2(a), reduced, for the period by which the first payment of the death benefit precedes the first day of the month on or after date the Participant would have attained age sixty-five (65), by 5/9ths of one percent (1%) for each of the first one hundred twenty (120) calendar months and actuarially thereafter (using the assumptions for Actuarial Equivalence), adjusted as applicable, to take into account the form of such Participant’s Retirement Benefit under Section 4.4.  For purposes of determining the amount of the survivor’s benefit under this Section 6.4, if a Participant’s Retirement Benefit would have been paid in the form of a Joint and Survivor Annuity, and the Participant designated a Beneficiary other than his spouse, his

Beneficiary shall be substituted for the Participant’s “spouse” for purposes of the conversion to the Joint and Survivor Annuity.

6.5        Death of Retired Participant before or after Commencement of Benefits. If a Retired Participant (a) dies before benefit payments begin or (b) dies after benefit payments begin, any death benefit that may be payable is a function of the form of payment applicable to such Retired Participant (Joint and Survivor Annuity or Annuity as provided under Section 4.4), as described below:

(a)                    Joint and Survivor Annuity.

(i)                                Death of Participant or Spouse during Ten (10) Year Certain Period.  If either the Participant or his spouse (but not both) dies before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount payable during their joint lives shall be paid to the survivor for the balance of the ten (10) year certain period and then two-thirds (2/3) of that amount shall be paid to the survivor for life.

(ii)                               Death of Both Participant and Spouse during Ten (10) Year Certain Period.  If both the Participant and his spouse die before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount payable during their joint lives shall be paid to the Participant’s Beneficiary for the balance of the ten (10) year certain period.

(iii)                             Cessation of Benefits.  No further benefits are payable after the later of (a) the deaths of the Participant and his spouse or (b) the end of the ten (10) year certain period.

(iv)                               Spouse.  For purposes of this Section 6.5(a), “spouse” refers to the Participant’s spouse whose birth date was used in the calculation of the Joint and Survivor Annuity, even if the Participant is married to a different individual at the time of the Participant’s death.

(b)                    Annuity.

(i)                                Death of Participant during Ten (10) Year Certain Period.  If the Participant dies before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount shall be paid to the Participant’s Beneficiary for the balance of the ten (10) year certain period.

(ii)                               Cessation of Benefits.  No further benefits are payable after the later of (a) the death of the Participant or (b) the end of the ten (10) year certain period.

6.6        Administrative Delay.  Death benefits shall commence as of the date set forth in this Article VI or the first day of the month as soon as administratively practicable thereafter but in any event within ninety (90) days of the Participant’s death.  The aggregate amount of any such delayed payments, without interest on such delayed payments, shall be paid to the Beneficiary on such delayed commencement date.

6.7        Beneficiary Designation for Ten (10) Year Certain Period.  A Beneficiary designation shall be effective upon receipt by the Administrative Committee of a properly executed form which the Administrative Committee has approved for that purpose, and shall remain in force until revoked or changed by the Participant.  The Participant may, from time to time, revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Administrative Committee.

(a)                    Upon entering the Plan, each Participant shall file with the Administrative Committee a designation of one or more Beneficiaries to whom the death benefit provided by Sections 6.2, 6.3, and 6.4 shall be payable.  Any Beneficiary designation by a married Participant who designates any person or entity other than the Participant’s spouse shall be ineffective unless the Participant's spouse has indicated consent by completing and signing the applicable spousal consent section of the approved beneficiary designation form.

(b)                    Upon Retirement and prior to commencement of benefits under Article IV, the Participant shall designate one or more Beneficiaries to receive the remaining period certain payments, which designation shall be made and modified in accordance with the procedures set forth in this Section 6.7.  If the Participant does not designate one or more Beneficiaries to receive the remaining period certain payments, the Beneficiaries designated by the Participant upon entering the Plan shall be the Participant’s Beneficiaries for purposes of the remaining period certain payments.  A spouse of a Participant may not change the Beneficiaries designated by the Participant, including the Beneficiaries to whom the remaining period certain payments may be paid.  Notwithstanding the preceding sentences of this Section 6.7(b), in the case of a Joint and Survivor Annuity, a Beneficiary designation shall have no effect unless the Participant and the Participant’s spouse both die during the ten (10) year certain period and (b) if the Participant dies during the ten (10) year certain period and the Beneficiaries designated by the Participant have predeceased the Participant or otherwise ceased to exist, the Participant’s surviving spouse who is receiving the survivor benefit under the Joint and Survivor Annuity may designate the Beneficiaries to receive any remaining guaranteed payments if the spouse should die during the ten (10) year certain period.

(c)                    If there is no valid Beneficiary designation on file with the Administrative Committee at the time of the Participant’s death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or, in the case of an entity, otherwise ceased to exist, the Beneficiary shall be the Participant’s spouse, if the spouse survives the Participant, or otherwise the Participant’s estate.  A Beneficiary who is an individual shall be deemed to have predeceased the Participant if the Beneficiary dies within thirty (30) days of the date of the Participant’s death.  If any Beneficiary survives the Participant but dies or, in the case of an entity, otherwise ceases to exist, before receiving all payments due under this Article VI, the balance of the payments that would have been paid to that Beneficiary shall, unless the Participant’s designation provides otherwise, be distributed to the deceased individual Beneficiary’s estate or, in the case of an entity, to the Participant’s spouse, if the spouse survives the Participant, or otherwise to the Participant’s estate.

ARTICLE VII

PROVISIONS RELATING TO ALL BENEFITS

7.1        Effect of this Article.  The provisions of this Article shall control over all other provisions of the Plan (including the Program).

7.2        Termination of Employment.  A Participant’s termination of employment for any reason prior to the Participant’s vesting under Article III shall cause the Participant and all his Beneficiaries to forfeit all interests in and under this Plan, other than any benefit payable to such Participant’s Beneficiaries under Article VI.

7.3            Forfeiture for Cause.

(a)                    Forfeiture on Account of Discharge. If the Administrative Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and a former Participant, that the Participant was discharged by Sysco or a Subsidiary for: (i) fraud, (ii) embezzlement, (iii) theft, (iv) commission of a felony, (v) proven dishonesty in the course of his employment by Sysco or a Subsidiary which damaged Sysco or a Subsidiary, or (vi) disclosing trade secrets of Sysco or a Subsidiary ((i) through (vi) individually and collectively referred to as a “For Cause Event”), the entire Vested Accrued Benefit of the Participant and/or his Beneficiaries shall be forfeited.

(b)                    Forfeiture after Commencement of Benefits. If the Administrative Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and the former Participant, that a former Participant who has begun receiving benefits under this Plan engaged in a For Cause Event during his employment with Sysco or a Subsidiary (even though the Participant was not discharged from Sysco or the Subsidiary for such a For Cause Event), the former Participant’s and/or Beneficiaries remaining benefit payments under the Plan (including the Program) shall be forfeited.

(c)                    Administrative Committee Discretion.  The decision of the Administrative Committee as to the existence of a For Cause Event shall be final.  No decision of the Administrative Committee shall affect the finality of the discharge of the Participant by Sysco or the Subsidiary in any manner.

(d)                    Special Rule for Change of Control. Notwithstanding the above, the forfeitures created by Sections 7.3(a) and 7.3(b) above shall not apply to a Participant or former Participant who: (i) is discharged during the Plan Year in which a Change of Control occurs, or during the next three (3) succeeding Plan Years following the Plan Year in which a Change of Controls occurs (the “Change of Control Period”) or (ii) during the Change of Control Period is determined by the Administrative Committee to have engaged in a For Cause Event, unless a court reviewing the Administrative Committee’s findings agrees with the Administrative Committee’s determination to apply the forfeiture.

7.4        Forfeiture for Competition.  If, at the time a distribution is being made or is to be made to a Participant, the Administrative Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and the Participant, that the Participant has engaged in any of the conduct set forth in this Section 7.4, the entire benefit remaining to be paid to the Participant and/or his Beneficiaries shall be forfeited, even though it may have been previously vested under any portion of this Plan; provided, however, that this Section 7.4 shall not apply to any Participant whose termination of employment from Sysco or a Subsidiary occurs during a Change of Control Period. A forfeiture shall occur if, at any time within one (1) year after his termination of employment from Sysco or a Subsidiary or at any time after the Participant’s Benefit Commencement Date, in either case, while any remaining benefit is to be paid to the Participant and/or his Beneficiaries under this Plan, and without written consent of Sysco’s Chief Executive Officer or General Counsel, the Participant:

(a)                    either directly or indirectly owns, operates, manages, controls, or participates in the ownership, management, operation, or control of, or is employed by, or is paid as a consultant or other independent contractor by, a business which competes with any aspect of the business of Sysco or a Subsidiary by which he was formerly employed (as the scope of Sysco’s or such Subsidiary’s business is defined as of the date of Participant’s termination of employment) in a trade area served by Sysco or the Subsidiary and in which the Participant directly or indirectly represented Sysco or the Subsidiary while employed by it; and the Participant continues to be so engaged ten (10) days after written notice has been given to him by or on behalf of Sysco or the Subsidiary;

(b)                    either directly or indirectly owns, operates, manages, controls, or participates in the ownership, management, operation, or control of, or is employed by, or is paid as a consultant or other independent contractor by, a customer or supplier of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or a Subsidiary by which he was formerly employed; and the Participant continues to be so engaged ten (10) days after written notice has been given to him by or on behalf of Sysco or the Subsidiary;

(c)                    on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly markets, solicits or sells to any actual or prospective customer of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or the Subsidiary by which he was formerly employed;

(d)                    on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly markets to, solicits or buys from any supplier of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or the Subsidiary by which he was formerly employed;

(e)                    on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly solicits, offers employment to, hires or otherwise enters into a consulting relationship with any employee of Sysco or any Subsidiary;

(f)                    either (i) fails to return to Sysco or the Subsidiary by which he was formerly employed, within ten (10) days of any request issued to the Participant, any and all trade secrets or confidential information or any portion thereof and all materials relating thereto in his possession, or (ii) fails to hold in confidence or reproduces, distributes, transmits, reverse engineers, decompiles, disassembles, or transfers, directly or indirectly, in any form, by any means, or for any purpose, any Sysco or Subsidiary trade secrets or confidential information or any portion thereof or any materials relating thereto; or

(g)                    makes any disparaging comments or accusations detrimental to the reputation, business, or business relationships of Sysco (as reasonably determined by Sysco or a Subsidiary), and the Participant fails to retract such comments or accusations within sixty (60) days after written notice demanding such retraction has been provided to him by or on behalf of Sysco or the Subsidiary.

7.5        Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments        .  If any payment or benefit received or to be received by a Participant in connection with a “change of control” (as defined in Section 280G of the Code and the Treasury Regulations thereunder) of Sysco would either (i) result in such payment or benefit not being deductible, whether in whole or in part, by Sysco or any Subsidiary, as a result of Section 280G of the Code, and/or (ii) result in the Participant being subject to the excise tax imposed under Section 4999 of the Code, then the benefits payable under the Executive Retirement Plans shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code (and/or not subject to the excise tax imposed under Section 4999 of the Code) or the benefits payable under the Executive Retirement Plans have been reduced to zero.  If a Participant is entitled to a benefit under more than one (1) of the Executive Retirement Plans, then the reduction shall be applied in the order determined by the Administrative Committee in its sole discretion.  The reduction in benefits payable under this Plan, if any, shall be determined by reducing the Vested Percentage of the Participant’s Vested Accrued Benefit, or, as applicable, the Participant’s ERF.  In determining the amount of the reduction, if any, under this Plan: (a) no portion of the Total Payments which the Participant has waived in writing prior to the date of the payment of benefits under this Plan shall be taken into account, (b) no portion of the Total Payments which tax counsel, selected by Sysco’s independent auditors and reasonably acceptable to the Participant (“Tax Counsel”), determines not to constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code shall be taken into account (including, without limitation, amounts not treated as a “parachute payment” as a result of the application of Section 280G(b)(4)(A)), (c) no portion of the Total Payments which Tax Counsel, determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4)(B) of the Code will be treated as an “excess parachute payment” in the manner provided by Section 280G(b)(4)(B), and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by Sysco’s independent auditors in accordance with Sections 280G(d)(3) and (4) of the Code. Notwithstanding anything herein or otherwise to the contrary, the Compensation Committee, may, within its sole discretion and pursuant to an agreement approved by the Compensation Committee, waive application of this Section 7.5, when it determines that specific situations warrant such action.

7.6        Claims Procedure.  Any person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (including the Program) (referred to hereinafter as a “Claimant”) must file a written request for such benefit with the Administrative Committee; provided, however, that any claim involving entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control shall be governed by Section 7.6(e).  Such written request must set forth the Claimant’s claim and must be addressed to the Administrative Committee at the Company’s principal office.

(a)                    Initial Claims Decision.  The Administrative Committee shall generally provide written notice to the Claimant of its decision within ninety (90) days  after the claim is filed with the Administrative Committee; provided, however, that the Administrative Committee may have up to an additional ninety (90) days  to decide the claim, if the Administrative Committee determines that special circumstances require an extension of time to decide the claim, and the Administrative Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.

(b)                    Appeals.  A Claimant may appeal the Administrative Committee’s decision by submitting a written request for review to the Administrative Committee within sixty (60) days after the earlier of receiving the denial notice or after expiration of the initial review period.  Such written request must be addressed to the Administrative Committee at the Company’s principal office.  In connection with such request, the Claimant (and his or her authorized representative, if any) may review any pertinent documents upon which the denial was based and may submit issues and comments in writing for consideration by the Administrative Committee.  If the Claimant’s request for review is not received within the earlier of sixty (60) days after receipt of the denial or after expiration of the initial review period, the denial shall be final, and the Claimant shall be barred and estopped from challenging the Administrative Committee’s determination.

(c)                    Decision Following Appeal.  The Administrative Committee shall generally make its decision on the Claimant’s appeal in writing within sixty (60) days following its receipt of the Claimant’s request for appeal; provided, however, that the Administrative Committee may have up to an additional sixty (60) days to decide the claim, if the Administrative Committee determines that special circumstances require an extension of time to decide the claim and the Administrative Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.  The Administrative Committee shall notify the Claimant of its decision on the Claimant’s appeal in writing, regardless of whether the decision is adverse.

(d)                    Decisions Final; Procedures Mandatory.  A decision on appeal by the Administrative Committee shall be binding and conclusive upon all persons, and completion of the claims procedures described in this Section 7.6 shall be a mandatory precondition to commencement of any court proceeding brought in connection with this Plan (including the Program) by a person claiming rights under this Plan (including the Program) or by another person claiming rights through such a person. Notwithstanding the preceding sentence, the Administrative Committee may, in its sole discretion, waive the procedures described in Sections 7.6(a) through 7.6(c) as a mandatory precondition to such an action.

7.7        Compensation Committee Decisions.  Notwithstanding anything in the Plan (including the Program) to the contrary, any determination made or to be made with respect to the benefits or rights of an Executive Officer under the Plan (including the Program) shall not be made by the Administrative Committee but shall instead be made by the Compensation Committee, and each provision of the Plan (including the Program)

otherwise governing such a determination shall be interpreted and construed to substitute the Compensation Committee for the Administrative Committee in such provision.

ARTICLE VIII

ADMINISTRATION

8.1        Administrative Committee Appointment.  The Administrative Committee shall be appointed by the Compensation Committee.  Each Administrative Committee member shall serve until his or her resignation or removal.  The Compensation Committee shall have the sole discretion to remove any one or more Administrative Committee members and appoint one or more replacement or additional Administrative Committee members from time to time.

8.2        Administrative Committee Organization and Voting.  The organizational structure and voting responsibilities of the Administrative Committee shall be as set forth in the bylaws of the Administrative Committee.

8.3        Powers of the Administrative Committee.  Except as otherwise provided in Section 7.7, the Administrative Committee shall have the exclusive responsibility for the general administration of this Plan (including the Program) according to the terms and provisions of this Plan (including the Program) and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

(a)                    to make rules and regulations for the administration of this Plan (including the Program);

(b)                    to construe, interpret and apply all terms, provisions, conditions and limitations of this Plan (including the Program);

(c)                    to correct any defect, supply any omission or reconcile any inconsistency that may appear in this Plan (including the Program) in the manner and to the extent it deems expedient to carry this Plan (including the Program) into effect for the greatest benefit of all parties at interest;

(d)                    subject to Section 7.3(d), to resolve all controversies relating to the administration of this Plan (including the Program), including but not limited to:

(i)                                differences of opinion arising between the Company and a Participant in accordance with Sections 7.6(a) through 7.6(c), except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event, such difference of opinion shall be decided by judicial action; and

(ii)                               any question it deems advisable to determine in order to promote the uniform administration of this Plan (including the Program) for the benefit of all parties at interest; and

(e)                    to delegate by written notice any plan administration duties of the Administrative Committee to such individual members of the Administrative Committee, individual employees of the Company, or groups of employees of the Company, as the Administrative Committee determines to be necessary or advisable to properly administer this Plan (including the Program).

8.4        Committee Discretion.  The Administrative Committee (or, as applicable, the Compensation Committee), in exercising any power or authority granted under this Plan (including the Program), or in making any determination under this Plan (including the Program), shall perform or refrain from performing those acts pursuant to such authority using its sole discretion and judgment.  By way of amplification, and without limiting the foregoing, the Company specifically intends that the Administrative Committee (or, as applicable, the Compensation Committee) have the greatest possible discretionary authority to construe, interpret and apply the terms of this Plan (including the Program) and to determine all questions concerning eligibility, participation and benefits. Any  decision made by the Administrative Committee (or, as applicable, the Compensation Committee) or any refraining to act or any act taken by the Administrative Committee (or, as applicable, the Compensation Committee) in good faith shall be final and binding on all parties, subject to the provisions of Sections 7.6(a) through 7.6(c).  The Administrative Committee’s (or, as applicable, the Compensation Committee’s) decisions shall never be subject to de novo review. Notwithstanding the foregoing, the Administrative Committee’s (or, as applicable, the Compensation Committee’s) decisions, refraining to act or acting is to be subject to judicial review for those incidents occurring during the Change of Control Period.

8.5        Reimbursement of Expenses.  The Administrative Committee shall serve without compensation for their services but shall be reimbursed by Sysco for all expenses properly and actually incurred in the performance of their duties under this Plan (including the Program).

8.6        Indemnification.  To the extent permitted by law, members of the Board of Directors, members of the Compensation Committee, members of the Administrative Committee, employees of the Company, and all agents and representatives of the Company shall be indemnified by the Company, and saved harmless against any claims resulting from any action or conduct relating to the administration of the Plan (including the Program), except claims arising from gross negligence, willful neglect or willful misconduct.

ARTICLE IX

ADOPTION BY SUBSIDIARIES

9.1        Procedure for and Status after Adoption.  Any Subsidiary may, with the approval of the Administrative Committee, adopt this Plan prior to June 29, 2013 by appropriate action of its board of directors.  The terms of this Plan shall apply separately to each Subsidiary adopting this Plan and its Participants in the same manner as is expressly provided for Sysco and its Participants except that the powers of the Board of Directors, the Compensation Committee and the Administrative Committee under this Plan (including the Program) shall be exercised by the Board of Directors of Sysco, Compensation Committee of the Board of Directors of Sysco or the Administrative Committee of Sysco, as applicable. Sysco and each Subsidiary adopting this Plan shall bear the cost of providing Plan benefits for its own Participants.  Sysco shall initially pay the costs of the Plan each Plan Year.  However, each adopting Subsidiary shall then be billed back for the actuarially determined costs pertaining to it in accordance with the appropriate Financial Accounting Standards Board pronouncements.  It is intended that the obligation of Sysco and each Subsidiary with respect to its Participants shall be the sole obligation of the Company that is employing the Participant and shall not bind any other Company.

9.2        Termination of Participation by Adopting Subsidiary        .  Any Subsidiary adopting this Plan may, by appropriate action of its board of directors, terminate its participation in this Plan.  The Administrative Committee may, in its discretion, also terminate a Subsidiary’s participation in this Plan at any time.  The termination of the participation in this Plan by a Subsidiary shall not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to benefits previously accrued by the Participant under this Plan without his consent.

ARTICLE X

AMENDMENT AND/OR TERMINATION

10.1       Amendment or Termination of the Plan.  The Compensation Committee may amend or terminate this Plan (including the Program) at any time by an instrument in writing without the consent of any adopting Company.

10.2       No Retroactive Effect on Awarded Benefits.

(a)                    General Rule.  Absent a Participant’s prior consent, no amendment shall affect the rights of such Participant to his Vested Accrued Benefit as of the date of such amendment (“Minimum Vested Accrued Benefit”) or shall change such Participant’s rights under any provision relating to a Change of Control after a Change of Control has occurred.  On and after the effective date of such amendment, for purposes of vesting under Article III, the Early Payment Criteria under Section 4.1(l), and the Early Retirement Factor under Section 4.1(m), a Participant shall continue to be awarded (i) Vesting Service and age credit until such Participant’s termination of employment with Sysco and its Subsidiaries, and (ii) years of MIP Participation until such Participant is no longer a MIP participant.

(b)                    Benefits on or after the Amendment.  Notwithstanding the provisions of this Section 10.2, the Compensation Committee retains the right at any time (1) to change in any manner or to discontinue the death benefit provided in Article VI, except for a period of four (4) years after a Change of Control for those persons who at that time were covered by the death benefit, and (2) to change in any manner the benefit under Article IV, provided such benefit is not less than the minimum benefit under Section 10.2(a).

10.3            Effect of Termination.  Upon termination of the Plan, the following provisions shall apply:

(a)                    With respect to benefits that become payable as a result of a distribution event on or after the effective date of the Plan’s termination, a Participant’s Vested Accrued Benefit shall be determined as provided under Article IV.

(b)                    The Compensation Committee may, in its sole discretion, authorize distributions to Participants as a result of the Plan’s termination, provided that:

(i)                                All deferred compensation arrangements sponsored by the Company that would be aggregated with this Plan (which may include the Program) under Section 1.409A-1(c) of the Treasury Regulations (or any corresponding provision of succeeding law) if the Participant participated in such arrangements are terminated;

(ii)                               No distributions other than distributions that would be payable under the terms of this Plan if the termination had not occurred are made within twelve (12) months of the termination of this Plan;

(iii)                             All distributions of benefits to be provided hereunder are paid within twenty-four (24) months of the termination of this Plan; and

(iv)                               The Company does not adopt a new deferred compensation arrangement at any time within three (3) years following the date of the termination of the Plan that would be aggregated with this Plan under Section 1.409A-1(c) of the Treasury Regulations (or any corresponding provision of succeeding law) if the Participant participated in this Plan and the new arrangement.

(c)                    Except as otherwise provided in Section 10.3(a) and 10.3(b), on and after the effective date of the Plan’s termination, (i) the Plan shall continue to be administered as it was prior to the Plan’s termination, (ii) all retirement benefits accrued prior to the date of termination shall be payable only under the conditions, at the time, and in the form then provided in this Plan, (iii) no Participant shall be entitled to Plan benefits solely as a result of the Plan’s termination in accordance with the provisions of this Article X, and (iv) the forfeiture provisions of Sections 7.3 and 7.4, and the restrictions set forth in Section 7.5 shall continue in effect.

ARTICLE xII

FUNDING

11.1       Payments Under This Plan are the Obligation of the Company.  The Company last employing a Participant shall pay the benefits due the Participant under this Plan (including the Program); however, should it fail to do so when a benefit is due, then, except as provided in Section 11.5, the benefit shall be paid by the Trust.  In any event, if the Trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by this Plan (including the Program).

11.2       Plan May Be Funded Through the Trust.  It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets to fund the obligations of the Company under this Plan (including the Program), and that the Company may, but is not required to, contribute any policy or policies it may purchase and any amounts or other assets it finds desirable to the Trust.  However, under all circumstances, the Participants shall have no rights to any of those policies or any other assets contributed to the Trust; and, likewise, under all circumstances, the rights of the Participants to the assets held in the Trust shall be no greater than the rights expressed in this Plan (including the Program) and the Trust Agreement.  Nothing contained in the Trust Agreement shall constitute a guarantee by any Company that assets of the Company transferred to the Trust shall be sufficient to pay any benefits under this Plan (including the Program) or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt.  The Trust Agreement must specify that Participants in this Plan (including the Program) are only unsecured general creditors of the Company in relation to their benefits under this Plan (including the Program).

11.3        Reversion of Excess Assets. Sysco may, at any time, request the actuary for the Plan to determine the present value of the Vested Accrued Benefit assuming the Vested Accrued Benefit to be fully vested (whether it is or not), as of the end of this Plan (including the Program) Year coincident with or last preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make payments under this Plan (including the Program).  For periods prior to a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under this Plan (including the Program), Sysco may direct the Trustee to return to Sysco the assets which are in excess of the Vested Accrued Benefits under this Plan (including the Program).  For periods following a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under this Plan (including the Program) by 10%, Sysco may direct the Trustee to return to Sysco the assets which are in excess of 110% of the Vested Accrued Benefits under this Plan (including the Program).  For this purpose, the present value of the Vested Accrued Benefits under this Plan (including the Program) shall be calculated using the data for the preceding Plan Year brought forward using the assumptions used to determine the actuarially determined costs according to the appropriate Financial Accounting Standards Board pronouncements.  If there has been a Change of Control, to determine excess assets, all contributions made prior to the Change of

Control shall be subtracted from the fair market value of the assets held in the Trust as of the determination date but before the determination is made.

11.4       Participants Must Rely Only on General Credit of the Company.  The Company and the Participants recognize that this Plan (including the Program) is only a general corporate commitment, and that each Participant is merely an unsecured general creditor of the Company with respect to any of the Company’s obligations under this Plan (including the Program).

11.5       Funding of Benefits for Participants Subject to Canadian Income Tax Laws is Prohibited.  No Company employing a Participant whose income is subject to the Canadian tax laws shall be permitted to fund its obligation to that person through any rabbi trust, fund, sinking fund, or other financial vehicle even though under applicable law the assets held to fund the obligation are still subject to the general creditors of the Company.

ARTICLE XII

MISCELLANEOUS

12.1       Responsibility for Distributions and Withholding of Taxes.  The Administrative Committee shall furnish information, to the Company last employing the Participant, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Rabbi Trust to make the distribution required.  The Administrative Committee shall also calculate the deductions from the amount of the benefit paid under this Plan (including the Program) for any taxes required to be withheld by federal, state, local, or foreign government and shall cause them to be withheld.

12.2       Limitation of Rights.  Nothing in this Plan (including the Program) shall be construed:

(a)                    to give a Participant any right with respect to any benefit except in accordance with the terms of this Plan (including the Program);

(b)                    to limit in any way the right of Sysco or a Subsidiary to terminate a Participant’s employment;

(c)                    to evidence any agreement or understanding, expressed or implied, that Sysco or a Subsidiary shall employ a Participant in any particular position or for any particular remuneration; or

(d)                    to give a Participant or any other person claiming through him any interest or right under this Plan (including the Program) other than that of any unsecured general creditor of the Company.

12.3       Benefits Dependent upon Compliance with Certain Covenants.    The benefits provided to a Participant under this Plan by the Company are dependent upon the Participant’s full compliance with the covenants set forth in Section 7.4.

12.4       Distributions to Incompetents or Minors.  Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Administrative Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Administrative Committee determines in its sole discretion.

12.5       Nonalienation of Benefits.  No right or benefit provided under this Plan (including the Program) is subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge by the Participant, except upon his death to a named Beneficiary as provided in this Plan (including the Program).  If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan (including the Program), that right or benefit shall, in the discretion of the Administrative Committee, be forfeited.  In that event, the Administrative Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Administrative Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

12.6       Reliance upon Information.  The Administrative Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan (including the Program).  Without limiting the generality of the foregoing, any decision or action taken by the Administrative Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s actuary, the Company’s independent accountants or other advisors in connection with the administration of this Plan (including the Program) shall be deemed to have been taken in good faith.

12.7       Amendment Applicable to Participants Employed by Sysco or a Subsidiary Only Unless it Provides Otherwise.  No benefit which has accrued to any Participant (including a Frozen Participant) who has died, retired, become disabled or Separated from Service prior to the later of (a) execution of an amendment or (b) the amendment effective date shall be changed in amount or subject to any adjustment provided in that amendment unless the amendment specifically provides that it shall apply to those persons and it does not have the effect of reducing those persons’ Vested Accrued Benefits as then fixed without their consent.

12.8       Severability.  If any term, provision, covenant or condition of this Plan (including the Program) is held to be invalid, void or otherwise unenforceable, the rest of this Plan (including the Program) shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

12.9       Notice.  Any notice or filing required or permitted to be given to the Administrative Committee or a Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant.  Notice shall be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

12.10     Gender and Number.  If the context requires it, words of one gender when used in this Plan (including the Program) shall include the other genders, and words used in the singular or plural shall include the other.

12.11     Governing Law. The Plan (including the Program) shall be governed by the laws of the State of Delaware except to the extent such laws are pre-empted by federal law.  The Participant and the Company agree that subject to the provisions of Sections 7.6(a) through 7.6(c), the sole and exclusive jurisdiction for any dispute under this Plan (including the Program) shall lie in the United States District Court for the Southern District of Texas, and the parties hereby waive any jurisdictional or venue-related defense to litigating at this forum.

12.12     Effective Date     . The Supplemental Executive Retirement Plan was originally effective as of July 3, 1988.  This Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan is effective as of June 29, 2013.

12.13     Compliance with Section 409A.  This Plan (including the Program) is intended to comply with Section 409A of the Code in both form and operation, and any ambiguities herein shall be interpreted, to the extent possible, in a manner that complies with Section 409A.

IN WITNESS WHEREOF, Sysco has executed this document on this June 5, 2013.

SYSCO CORPORATION

By: /s/ Russell T. Libby
Name: Russell T. Libby
Title: Senior Vice President, General Counsel and Secretary